Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Magnolia Bancorp, Inc. (the “Company”) of our report dated March 16, 2026, relating to the consolidated financial statements of the Company, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 000-56719), which Form 10-K was filed with the Securities and Exchange Commission on March 16, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Metairie, Louisiana

March 19, 2026